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                                                                   EXHIBIT 10.19

                                AMENDMENT TO THE

                     INTERDIGITAL COMMUNICATIONS CORPORATION
                1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         The Board of Directors of InterDigital Communications Corporation has caused the above-referenced plan (the "Plan") to be amended as follows as of October 24, 2001.

         I. Section 14 is hereby deleted in its entirety and is replaced with the following:

                  Section 14.  Transferability.

                           (a) In General. Except as provided in Section 14(b)
                  and except as otherwise permitted by the Board, no Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA, as amended. Except as provided in Section 14(b) and except as otherwise permitted by the Board, during the lifetime of the Optionee, his Options shall be exercisable only by him, or, in the event of his legal incapacity or illness, by his legal guardian or representative.

                           (b) Transferable Options. Unless otherwise provided
                  in the applicable Option Agreement, an Option granted to or held by an Optionee may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided that (i) any such transfer is by gift without consideration and (ii) each transferee is a Family Member (as such term is defined in the General Instructions A.1(a)(5) to Form S-8 under the Securities Act, and any successor thereto) of the Optionee. No transfer of an Option shall be effective unless the Board is notified of the terms and conditions of the transfer and the Board determines that the transfer complies with the requirements for transfers of Options under the Plan and the applicable Option Agreement. Following transfer of an Option, or any part thereof, the portion of the Option that has been transferred shall continue to be subject to the terms and conditions of the Plan and the applicable Option Agreement; provided that the term "Optionee" shall be deemed to refer to the transferee for all purposes of the Plan, other than in this Section 14(b) and in Section 20(b), in which cases the term "Optionee" shall continue to refer to the original recipient of the Option.

         The Plan, as amended by the foregoing changes, is ratified and confirmed in all respects.



                                                 Amended as of October 24, 2001.